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                          HYPERION SOFTWARE CORPORATION

   EXHIBIT (11) - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                    (in thousands, except per share amounts)

                                                    THREE MONTHS ENDED  SIX MONTHS ENDED
                                                       DECEMBER 31,        DECEMBER 31,
                                                      1996     1995       1996     1995
                                                    ------------------  ----------------
   PRIMARY
      Weighted average number of common shares
        outstanding                                  17,240   16,532     17,150   16,379
      Weighted average number of common equivalent
        shares outstanding                            1,269    1,398      1,011    1,531
                                                    ------------------  ----------------
                                                     18,509   17,930     18,161   17,910
                                                    ==================  ================

      Net income                                    $ 2,636  $ 1,521    $ 4,677  $ 3,737
                                                    ==================  ================

      Per share amount                              $   .14  $   .08    $   .26  $   .21
                                                    ==================  ================

   FULLY DILUTED
      Weighted average number of common shares
        outstanding                                  17,240   16,532     17,150   16,379
      Weighted average number of common equivalent
        shares outstanding                            1,369    1,398      1,369    1,564
                                                    ------------------  ----------------
                                                     18,609   17,930     18,519   17,943
                                                    ==================  ================

      Net income                                    $ 2,636  $ 1,521    $ 4,677  $ 3,737
                                                    ==================  ================

      Per share amount                              $   .14  $   .08    $   .25  $   .21
                                                    ==================  ================